QuickLinks -- Click here to rapidly navigate through this document

Exhibit 5.1

Veeco Instruments Inc.
100 Sunnyside Boulevard
Woodbury, NY 11797

August 8, 2003

Veeco Instruments Inc.
100 Sunnyside Boulevard
Woodbury, New York 11797

Ladies and Gentlemen:

        I am Vice President and General Counsel of Veeco Instruments Inc., a Delaware corporation (the "Company"), and in such capacity I have acted as counsel to the Company in connection with the Registration Statement on Form S-8 (the "Registration Statement") filed by the Company with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "Act"), and the rules and regulations promulgated thereunder (the "Rules"). The Registration Statement covers 500,000 shares, par value $0.01 per share of common stock (the "Shares") of the Company, to be issued pursuant to the Company's First Amended and Restated Employee Stock Purchase Plan, as amended (the "Plan").

        In that connection, I have reviewed copies of the Company's certificate of incorporation, its bylaws, resolutions of its board of directors, the Registration Statement, the Plan and such other documents as I have deemed appropriate. On the basis of such review, and having regard to legal considerations I deem relevant, I am of the opinion that the Shares have been duly authorized for issuance and that the Shares, when issued and delivered by the Company and paid for in accordance with the terms and provisions of the Plan, will be validly issued, fully paid and nonassessable.

        I am admitted to practice law in the State of New York and, as such, the opinion set forth above is limited as to matters of law based solely on applicable provisions of the General Corporation Law of the State of Delaware and I express no opinion as to any other laws, statutes, ordinances, rules or regulations. I hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, I do not thereby admit that I am in the category of persons whose consent is required by the Act or the Rules.

Sincerely,

/s/ Gregory A. Robbins

Gregory A. Robbins
Vice President and General Counsel

QuickLinks

Veeco Instruments Inc. 100 Sunnyside Boulevard Woodbury, NY 11797